Exhibit 10

                    AMENDMENT TO DIRECTORS' DEFERRED COMPENSATION PLAN

       Sections 5 and 6 of the Directors' Deferred Compensation Plan of the Company have been amended to read as set forth below.

       5.    Participant Accounts

             A Participant Account shall be established for each participant. The value of the Participant Account shall be adjusted no less frequently than annually to reflect contributions to the Account, payments from the Account as hereinafter provided, and the investment results applicable to the account.

             The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor is any participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations.

             Whenever a Director has an account under this Plan, he or she may elect to have his or her account balance or any part thereof deemed invested in the fund or funds available under the 1987 Deferred Compensation Plan, as designated by the Director. Such elections shall be made by written notice to the Company, and shall be pursuant to
       Section 2.7 of the 1987 Deferred Compensation Plan. Any amounts allocated to the 1987 Deferred Compensation Plan may be allocated and reallocated as that Plan provides. Except for these changes in computing future account balances, all other terms and conditions of this Plan shall continue to apply to amounts deferred under this Plan.

       6.    Payment of Deferred Amounts

             No withdrawal may be made from a Participant Account except as provided in this Section 6. Payments from an Account shall be made at such time as the participant has elected in accordance with Section 7; however, the Company may, in its sole discretion, pay the balance in the Account within 120 days of a participant ceasing to be a member of the Company's Board of Directors. They shall be made only in cash in the form of either a lump sum payment or monthly installments over a period of years not to exceed ten. Where payments are made in monthly installments, the balance credited to a Participant Account shall continue to be adjusted for earnings as provided in Section 5.

             If installment payments are elected, the first installment shall equal the value of the Participant Account at such time multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of monthly installments to be made. All subsequent installments shall equal the value of the Participant Account as of the last valuation date preceding the installment which is to be paid multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments already paid.

             Notwithstanding a participant's election of installment payments or a lump sum payment, the Board of Directors of the Company, in its sole discretion, shall have the right to make payment of the balance in a Participant Account in a lump sum or in monthly installments.

             In the case of financial hardship, the Administrator, in his sole discretion, may distribute all or a portion of the balance in an Account before the date otherwise fixed for distribution, but the amount of the distribution shall not exceed the amount needed to relieve the financial hardship.

             The foregoing notwithstanding, if a participant ceases to be a member of the Company's Board of Directors within two years after a Change in Control, as defined below, the Company shall pay the balance in the participant's Account in a single sum within 5 business days after the participant ceases to be a member of the Company's Board of Directors.

             For the purposes of this Plan, the term Change in Control shall be deemed to have the same definition as set forth in the Company's Transitional Compensation Plan, as such definition may be amended from time to time.